Exhibit 99

Officers’ Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Lennar Corporation, a Delaware corporation (the “Company”), hereby certifies that (i) the Company’s Quarterly Report on Form 10-Q for the three months ended February 28, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Company’s Quarterly Report on Form 10-Q for the three months ended February 28, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Date: April 14, 2003		/S/ STUART A. MILLER
	Name:	Stuart A. Miller
	Title:	President and Chief Executive Officer

/S/ BRUCE E. GROSS
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer